Filed Pursuant to Rule 424(b)(3)

Registration No. 333-257789

OAKTREE DIVERSIFIED INCOME FUND INC.

Supplement dated June 30, 2025,

to the Prospectus dated April 30, 2025

This is a supplement (the “Supplement”) to the Prospectus dated April 30, 2025, of Oaktree Diversified Income Fund Inc. (the “Fund”). You should read this Supplement in conjunction with the Statement of Additional Information, dated April 30, 2025. The Prospectus has been filed with the SEC. Certain capitalized terms used and not defined herein have the meanings set forth in the Prospectus.

Mailing Address Change

Effective June 30, 2025, the mailing address for the Fund has changed. Accordingly, effective on such date, the following changes are hereby made to the Prospectus:

In the sub-section titled “Purchasing Shares,” the mailing addresses for submitting the Account Application are hereby replaced with the following:

Overnight Mail:	Oaktree Diversified Income Fund Inc.
c/o U.S. Bancorp Fund Services, LLC
801 Pennsylvania Avenue, Suite 219252
Kansas City, Missouri 64105

Regular Mail:	Oaktree Diversified Income Fund Inc.
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 219252
Kansas City, Missouri 64121

Under the heading “Dividend Reinvestment Plan,” the last sentence of the second paragraph is hereby replaced with the following:

“The Plan Administrator can be contacted through mail by writing to U.S. Bancorp Fund Services, LLC, P.O. Box 219252, Kansas City, Missouri 64121 or by phone at 1-855-862-5873.”

Please retain this Supplement for reference.